NYDOCS02/473857 4

          SHARE PURCHASE AGREEMENT, dated as of July 27, 1999 between RHI HOLDINGS, INC., a Deleware corporation ("RHI"), JEFFREY J STEINER (together with RHI, the "Sellers"), and AMERICAN NATIONAL CAN GROUP, INC., a Delaware corporation (the "Buyer").

                           WITNESSETH:

          WHEREAS, RHI owns 53,055,000 shares of Nacanco Paketleme Sanayi ve Ticaret A.S. ("Nacanco") and Jeffrey J Steiner owns 5,220,000 shares of Nacanco (together with the shares held by RHI, the "Sale Shares") and each Seller has the right to sell or procure the sale of its Sale Shares free from all liens, charges and encumbrances.

          WHEREAS, the Sellers have agreed with the Buyer to sell to the Buyer or to its nominees the Sale Shares on the terms and subject to the conditions of this Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Sellers and the Buyer hereby agree as follows:


1.   SALE AND PURCHASE OF SALE SHARES

     Upon the terms and subject to the conditions of this Agreement, as at the Closing Date (as defined below), the Sellers shall sell or procure the sale of the Sale Shares and the Buyer or its nominees shall purchase for the Purchase Price (as defined below) all of the Sale Shares free from all liens, charges and encumbrances ("Encumbrances") and with all rights attached thereto.

2.   PURCHASE PRICE

     The aggregate purchase price for the Sale Shares shall be $53,000,000 (the "Purchase Price") allocated between the Sellers in proportion to the number of Sale Shares held by each Seller (as set forth under each Seller's name on the signature page hereof), and payable in the manner provided by Clause 4.2.2 below.

3.   FURTHER OBLIGATIONS

     As soon as practicable, and in any event within five days hereof, the Sellers will:

3.1 file with the Tuzla Court of First Instance a Stipulation of Withdrawal in form reasonably satisfactory to the Buyer, duly executed by counsel to Jeffrey J Steiner, agreeing to withdraw the legal action referenced therein;

3.2 file with the International Chamber of Commerce a letter in form reasonably satisfactory to the Buyer, signed by counsel to RHI and Jeffrey J Steiner, seeking to withdraw the arbitration proceedings referenced therein;

3.3 file with the Supreme Court of the State of New York a Stipulation of Discontinuance in form reasonably satisfactory to the Buyer, duly executed by counsel to RHI and Jeffrey J Steiner, agreeing to withdraw the legal action referenced therein;

3.4 deliver to the Buyer or relevant third party such documents as may be necessary to terminate any other legal actions pending or instigated against the Buyer or any of its affiliates by the Sellers in connection with Nacanco; and

3.5 deliver to the Buyer a resolution of the board of directors of Nacanco, in form reasonably satisfactory to the Buyer, duly signed by Jeffrey J Steiner and Eric Steiner, approving the transfer by Pechiney of its 108,220,158 shares of Nacanco to the Buyer.

4.   CLOSING

     The Closing of the sale and purchase of the Sale Shares contemplated by this Agreement shall take place at 10.00 a.m. on July 28, 1999 (or at such later date as may be agreed between the Sellers and the Buyer) (the "Closing Date") at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York.

     When:

4.1  the Sellers will each deliver to the Buyer:

     4.1.1 a document effecting transfer of title in the Sale Shares it holds, duly executed by the Seller in favor of the Buyer (or as it in writing directs) and such letters of direction, waivers, consents or other documents as may be required to give good legal and beneficial title to the Sale Shares and to enable the Buyer or its nominees to become registered holders thereof free and clear of all Encumbrances, together with, if relevant, any share certificate(s) duly endorsed in favor of the Buyer or its nominees; and

     4.1.2     a Release in the form set out in Exhibit A hereto
          (the "Release"), duly executed by each of the Sellers, releasing and discharging Pechiney and the Buyer, among others, from all claims and demands.

4.2  the Buyer shall:

     4.2.1 deliver to the Sellers the Release, duly executed by Pechiney and the Buyer, releasing and discharging the Sellers, among others, from all claims and demands;
          and

     4.2.2 effect payment to the Sellers of the Purchase Price by wire transfer in immediately available funds to accounts of the Sellers previously designated for the purpose, in the allocation set out in Clause 2 above.

5.   RENUNCIATION

     The Sellers agree to renounce any intention to use in any way the order of the President of the Court of Grand Instance issued in Paris, France on July 26, 1999 against Pechiney (the "Order"), or to obtain any benefit from the Order. If requested by Pechiney or the Buyer, the Sellers further agree to cooperate with Pechiney to obtain the withdrawal of the Order, including signature of such forms as may be reasonably necessary to obtain that result.

6.   REPRESENTATIONS AND WARRANTIES

6.1 Each Seller hereby represents and warrants to the Buyer as follows:

     6.1.1 it owns of record and beneficially, and has good and marketable title to, free and clear of all Encumbrances, the Sale Shares stated to be owned by it in the recitals hereto, which Sale Shares constitute all of its interests in the shares or capital of Nacanco, and upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire valid title to the Sale Shares, free and clear of all Encumbrances;

     6.1.2 the execution, delivery and performance of this Agreement by the Seller do not and will not result in any material breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the Sale Shares owned by the Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease or sublease to which the Seller is a party or by which any of the Sale Shares owned by the Seller is bound or affected; and

     6.1.3 it has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and this Agreement has been duly executed and delivered by it and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a legal, valid and binding obligation of the Seller enforceable against it or him in accordance with its terms.

6.2 The Buyer hereby represents and warrants to the Seller that it has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and that the Agreement has been duly executed and delivered by it and (assuming due authorization, execution and delivery by the Sellers) constitutes a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

7.   CONSULTANCY ARRANGEMENTS

     For a period of three years from the Closing (the "Consulting Term"), the Buyer hereby agrees to engage the Sellers to perform consulting services with respect to the business and operations of Nacanco in accordance with the reasonable requests of the Buyer, and in the performance of such services the Sellers agree to use reasonable efforts to promote the business and interests of Nacanco. As compensation for the consulting services to be performed by the Sellers, the Buyer shall pay the Sellers a quarterly fee of $400,000, payable on the last day of each of the twelve quarters during the Consulting Term, commencing on September 30, 1999, by wire transfer to an account previously designated in writing by the Sellers (for a total payment of $4,800,000).

8.   FURTHER ACTION

     The parties hereto will after as well as before and upon the Closing Date do all acts and things and sign and execute all documents and deeds reasonably required for the purposes of implementing the terms hereof.

9.   AMENDMENT

     This Agreement may not be amended or modified except by an instrument in writing signed by each of the Sellers and the Buyer.

10.  SPECIFIC PERFORMANCE

     The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof.

11.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York, and the parties hereto hereby consent to the exclusive jurisdiction of such courts in any such action or proceeding.
12.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

13.  PUBLICITY

     Each party agrees not to issue any press releases or otherwise publicly disclose the matters covered by this Agreement and the Releases without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that nothing in this Clause 13 shall restrict the disclosure of this Agreement or the transactions contemplated thereby required in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Commission") by the Buyer in connection with its initial public offering, or in subsequent filings with the Commission if so required.

14.  WAIVER OF JURY TRIAL

     EACH OF THE SELLERS AND THE BUYER HEREBY EXPRESSLY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE SELLERS OR THE BUYER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written, by, in the case of RHI and the Buyer, their respectively authorized signatories thereunto duly authorized.



                              RHI HOLDINGS, INC.

                              By:
                                      Name:  Donald E. Miller
                                      Title:  Vice President
                                       Proportion of Sale Shares:
91 %



                              JEFFREY J STEINER


                              Proportion of Sale Shares: 9 %




                              AMERICAN NATIONAL CAN GROUP, INC.

                              By:
                                      Name:  Edward A. Lapekas
                                            Title:      President
                            EXHIBIT A
                             RELEASE